UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 30, 2015

CES SYNERGIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55159	460839941
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

39646 Fig Street

P.O. Box 1299

Crystal Springs, FL 33524

(Address of principal executive offices) (zip code)

813-783-1688

(Registrant's telephone number, including area code)

n/a

(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 30, 2015, a subsidiary of CES Synergies, Inc. (the “Company”) entered into an understanding with Clyde A. Biston, the Company’s President and the Chairman of the Company’s board of directors, whereby Mr. Biston agreed to defer principal and interest payments due under notes to the Company that Mr. Biston holds. On March 1, 2016, Mr. Biston and the subsidiary, Cross Environmental Services, Inc. (“CES”), signed a Loan Deferral Agreement (the “Agreement”) to confirm this understanding.

Mr. Biston currently holds a total of five notes for a total original principal amount of $3,560,000.00: a note dated April 2014 in the original principal amount of $2,800,000.00; a note dated September 30, 2014 in the original principal amount of $250,000.00; a note dated July 10, 2015 in the original principal amount of $160,000.00; a note dated August 28, 2015 in the original principal amount of $175,000.00; and a note dated November 2, 2015 in the original principal amount of $175,000.00 (collectively, the “Notes”). Pursuant to the Agreement, Mr. Biston agreed to defer, through December 31, 2016, principal and interest payments due under the Notes. Mr. Biston, however, did not forgive the repayment of any of the principal or interest payments due under the Notes and the principal amounts were not reduced in any manner.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Note which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Loan Deferral Agreement, March 1, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CES SYNERGIES, INC.

Dated: March 4, 2016	By:	/s/ John Tostanoski
Name: John Tostanoski
Title: Chief Executive Officer